LEGAL PROCEEDINGS

As disclosed in the Heartland Funds
most recent annual report:

On July 18, 2002, pursuant to a
stipulation and following a fairness
hearing, the U.S. District Court for
the Eastern District of Wisconsin
approved a settlement of a
consolidated class action
brought by shareholders of the
Heartland High-Yield Municipal Bond
Fund and the Short Duration High-Yield
Municipal Fund (together, the
High-Yield Funds), in which Heartland
Group, Inc. (the Corporation),
Heartland Advisors, Inc. (the
Advisor), the High-Yield Funds and
certain other parties were named as
defendants.  The litigation arose out
of a repricing of the securities in
the High-Yield Funds in October 2000.
Under the terms of the settlement, the
Corporation, the Advisor, the
High-Yield Funds, and certain related
parties were dismissed and released
from all claims in the class action
upon establishment of a settlement
fund for the benefit of the class
plaintiffs.   Neither the Corporation
nor any of its separate funds,
directors, or officers were required
to contribute to the settlement fund
(although an affiliate of the Advisor
did make a substantial contribution to
facilitate settlement).  Subsequently,
all other suits filed by persons who
opted out of the class action
settlement were also settled without
any contribution from the Corporation,
its Funds, directors or officers. The
High-Yield Funds, which had been in
receivership since March 2001, were
liquidated in December 2004.

On December 11, 2003, the SEC filed a
civil complaint in United States
District Court for the Eastern
District of Wisconsin (Civil Action
No. 03C1427) relating to the
High-Yield Funds against the Advisor;
William J. Nasgovitz, President of the
Advisor, President and a director of
the Corporation and member of the
Heartland Value Fund portfolio
management team; Paul T. Beste, Chief
Operating Officer of the Advisor and
Vice President and Secretary of the
Corporation; Kevin D. Clark, an
officer of the Advisor; Hugh Denison,
a former director of the Corporation
who presently serves as Senior Vice
President of the Advisor and as a
member of the portfolio management
team for the Heartland Select Value
Fund and Heartland Value Fund; certain
former officers of the Advisor; and
others.

The SEC alleges various violations of
the federal securities laws with
respect to the pricing of securities
owned by the High-Yield Funds and the
related calculation of the High-Yield
Funds net asset value per share from
March 2000 to March 2001; disclosures
in the prospectus, other SEC filings
and promotional materials for the
High-Yield Funds relating to risk
management, credit quality, liquidity
and pricing; breach of fiduciary duty;
the sale in September and October 2000
by certain individual defendants of
shares of the High-Yield Funds while
in possession of material, non-public
information about those funds; and the
disclosure of material, non-public
information to persons who effected
such sales.  The SEC seeks civil
penalties and disgorgement of all
gains received by the defendants as a
result of the conduct alleged in the
complaint, a permanent injunction
against the defendants from further
violations of the applicable federal
securities laws, and such other relief
as the court deems appropriate.

In February 2004, the Advisor, and
Messrs. Nasgovitz, Beste, Denison and
Clark filed their answers to the SECs
complaint, denying the allegations and
claims made therein and raising
affirmative defenses.

The complaint does not involve the
Corporation, the Heartland Select
Value, Value Plus or Value Funds, any
portfolio manager of the Funds (other
than Mr. Nasgovitz and Mr. Denison) or
any of the current independent
directors of the Corporation.
However, an adverse outcome for the
Advisor and/or its officers named in
the complaint could result in an
injunction that would bar the Advisor
from serving as investment advisor to
the Funds or bar such officers from
continuing to serve in their official
capacities for the Advisor.  The
Advisor has advised the Funds that, if
these results occur, the Advisor will
seek exemptive relief from the SEC to
permit it to continue serving as
investment advisor to the Funds.
There is no assurance that the SEC
will grant such exemptive relief.